Exhibit 10.35

THERAVANCE, INC.

2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE JANUARY 29, 2008)

(AS AMENDED JULY 21, 2009)

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ARTICLE 9.	CHANGE IN CONTROL	6
9.1	Effect of Change in Control	6
9.2	Acceleration	6

ARTICLE 10.	PROTECTION AGAINST DILUTION	6
10.1	Adjustments	6
10.2	Dissolution or Liquidation	7
10.3	Reorganizations	7

ARTICLE 11.	AWARDS UNDER OTHER PLANS	8

ARTICLE 12.	LIMITATION ON RIGHTS	8
12.1	Retention Rights	8
12.2	Stockholders’ Rights	8
12.3	Regulatory Requirements	8

ARTICLE 13.	WITHHOLDING TAXES	8
13.1	General	8
13.2	Share Withholding	8

ARTICLE 14.	LIMITATION ON PAYMENTS	9
14.1	Scope of Limitation	9
14.2	Basic Rule	9
14.3	Reduction of Payments	9
14.4	Overpayments and Underpayments	10
14.5	Related Corporations	10

ARTICLE 15.	FUTURE OF THE PLAN	10
15.1	Term of the Plan	10
15.2	Amendment or Termination	10
15.3	Stockholder Approval	10

ARTICLE 16.	DEFINITIONS	10

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THERAVANCE, INC.
2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

ARTICLE 1.                                       INTRODUCTION.

The Plan was adopted by the Board effective January 29, 2008.  The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees with exceptional qualifications and (c) linking Employees directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, or Options (which shall be NSOs).

The Plan is designed to attract new employees and is intended to satisfy the requirements of Nasdaq Marketplace Rule 5635.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.                                       ADMINISTRATION.

2.1                               Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)                                  Any listing standards prescribed by the principal securities market on which the Corporation’s equity securities are traded;

(b)                                 Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)                                  Any other requirements imposed by applicable law, regulations or rules.

2.2                               Committee Responsibilities.  The Committee shall (a) select the Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3                               Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the

Corporation who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees who are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.                                       SHARES AVAILABLE FOR GRANTS.

3.1                               Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed (a)         (1) plus (b) the additional Common Shares described in Section 3.2.  The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan.  The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2                               Shares Returned to Reserve.  If Options or Stock Units are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options or Stock Units shall again become available for issuance under the Plan.  If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Corporation pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Shares not issued or delivered as a result of the net exercise of an Option shall again become available for issuance under the Plan.

3.3                               Dividend Equivalents.  Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.                                       ELIGIBILITY.

Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, or NSOs.

ARTICLE 5.                                       OPTIONS.

5.1                               Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.  A Stock Option Agreement may provide that a

(1) Exhibit A includes a schedule of the initial share reserve and any subsequent increases in the reserve.

new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2                               Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3                               Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4                               Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5                               Modification or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 9 and 10, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow an optionee to surrender an outstanding Option to the Corporation as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

5.6                               Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.                                       PAYMENT FOR OPTION SHARES.

6.1                               General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2                               Surrender of Stock.  With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee.  Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3                               Net Exercise.  With the Committee’s consent, all or any part of the Exercise Price may be paid by requesting that the Corporation withhold Common Shares that otherwise would be issued in connection with the Option exercise.  Such Common Shares shall be valued at their Fair Market Value on the date when the Option is exercised.

6.4                               Exercise/Sale.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

6.5                               Other Forms of Payment.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.                                       RESTRICTED SHARES.

7.1                               Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2                               Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  If the Participant is an executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.  Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

7.3                               Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

7.4                               Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 8.                                       STOCK UNITS.

8.1                               Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation.  Such Stock

Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

8.2                               Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3                               Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

8.4                               Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5                               Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

8.6                               Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation.  A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7                               Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation.  Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.                                       CHANGE IN CONTROL

9.1                               Effect of Change in Control.  In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Common Shares at the time subject to such Award and may be exercised for any or all of those shares as fully-vested Common Shares.  However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof).  The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

9.2                               Acceleration.  The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control.

ARTICLE 10.                                PROTECTION AGAINST DILUTION.

10.1                        Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)                                  The number of Options, Restricted Shares and Stock Units available for future Awards under Article 3;

(b)                                 The number of Common Shares covered by each outstanding Option;

(c)                                  The Exercise Price under each outstanding Option; or

(d)                                 The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing.  Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2                        Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

10.3                        Reorganizations.  In the event that the Corporation is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation.  Such agreement shall provide for one or more of the following:

(a)                                  The continuation of such outstanding Awards by the Corporation (if the Corporation is the surviving corporation).

(b)                                 The assumption of such outstanding Awards by the surviving corporation or its parent (in a manner that complies with section 424(a) of the Code with respect to Options).

(c)                                  The substitution by the surviving corporation or its parent of new awards for such outstanding Awards (in a manner that complies with section 424(a) of the Code with respect to Options).

(d)                                 Full exercisability of such outstanding Awards and full vesting of the Common Shares subject to such Awards, followed by the cancellation of such Awards.  The full exercisability of such Awards and full vesting of the Common Shares subject to such Awards may be contingent on the closing of such merger or consolidation.  The Participants shall be able to exercise such Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Awards.  Any exercise of such Awards during such period may be contingent on the closing of such merger or consolidation.

(e)                                  The cancellation of such outstanding Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Awards (whether or not such Awards are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Awards would have become exercisable or such Common Shares would have vested.  Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares would have vested.  If the Exercise Price of the Common Shares subject to such Awards exceeds the Fair Market Value of such Common Shares, then such Awards may be cancelled without making a payment to the Participants.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 11.                                AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs.  Such awards may be settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12.                                LIMITATION ON RIGHTS.

12.1                        Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee.  The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

12.2                        Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3                        Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Corporation reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13.                                WITHHOLDING TAXES.

13.1                        General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Corporation shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2                        Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Corporation withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 14.                                LIMITATION ON PAYMENTS.

14.1                        Scope of Limitation.  This Article 14 shall apply to an Award only if:

(a)                                  The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 14 than it was before the application of this Article 14; or

(b)                                 The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 14 (regardless of the after-tax value of such Award to the Participant).

If this Article 14 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

14.2                        Basic Rule.  In the event that the Auditors determine that any payment or transfer by the Corporation under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Corporation for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount.  For purposes of this Article 14, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Corporation because of section 280G of the Code.

14.3                        Reduction of Payments.  If the Auditors determine that any Payment would be nondeductible by the Corporation because of section 280G of the Code, then the Corporation shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Corporation in writing of his or her election within 10 days of receipt of notice.  If no such election is made by the Participant within such 10-day period, then the Corporation may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election.  For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code.  All determinations made by the Auditors under this Article 14 shall be binding upon the Corporation and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable.  As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

14.4                        Overpayments and Underpayments.  As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Corporation which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Corporation could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder.  In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Corporation, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Corporation if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code.  In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Corporation to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

14.5                        Related Corporations.  For purposes of this Article 14, the term “Corporation” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 15.                                FUTURE OF THE PLAN.

15.1                        Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of adoption.  The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 15.2 or (b) the 10th anniversary of the date the Board adopted the Plan.

15.2                        Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

15.3                        Stockholder Approval.  Approval of the Corporation’s stockholders shall be required only to the extent required by applicable laws, regulations or rules.

ARTICLE 16.                                DEFINITIONS.

16.1                        “Affiliate” means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

16.2                        “Award” means any award of an Option, a Restricted Share or a Stock Unit under the Plan.

16.3                        “Board” means the Corporation’s Board of Directors, as constituted from time to time.

16.4                        “Change in Control” shall mean:

(a)                                  The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)                                 The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(c)                                  A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)                                     Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)                                  Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)                                 Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement dated as of June 4, 2004 among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the “Governance Agreement”) to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Corporation’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

16.5                        “Code” means the Internal Revenue Code of 1986, as amended.

16.6                        “Committee” means a committee of the Board, as described in Article 2.

16.7                        “Common Share” means one share of the common stock of the Corporation.

16.8                        “Corporation” means Theravance, Inc., a Delaware corporation.

16.9                        “Consultant” means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor.

16.10                 “Employee” means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate who is newly hired as a employee by the Corporation, or who is rehired following a bona fide period of interruption of employment, including persons who become new employees of the Corporation, a Parent, a Subsidiary or an Affiliate in connection with a merger or acquisition.

16.11                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

16.12                 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

16.13                 “Fair Market Value” means the closing selling price of one Common Share as reported on Nasdaq, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

16.14                 “NSO” means a stock option not described in sections 422 or 423 of the Code.

16.15                 “Option” means an NSO granted under the Plan and entitling the holder to purchase Common Shares.

16.16                 “Optionee” means an individual or estate who holds an Option.

16.17                 “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

16.18                 “Participant” means an individual or estate who holds an Award.

16.19                 “Plan” means this Theravance, Inc. 2008 New Employee Equity Incentive Plan, as amended from time to time.

16.20                 “Restricted Share” means a Common Share awarded under the Plan.

16.21                 “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

16.22                 “Service” means service as an Employee or Consultant.

16.23                 “Stock Option Agreement” means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

16.24                 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

16.25                 “Stock Unit Agreement” means the agreement between the Corporation and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

16.26                 “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

EXHIBIT A

SCHEDULE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Date of Board/Committee Approval	Number of Shares Added	Cumulative Number of Shares
January 29, 2008	Not Applicable	500,000
July 21, 2009	200,000	700,000